Exhibit 99.1



                                                                           NEWS
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KeySpan Corporation                                       For Immediate Release


Contacts:         Investors                               Media Relations
                  George Laskaris                         Ed Yutkowitz
                  718.403.2526                            718.403.2523


          KeySpan Successfully Completes Issuance and Exchange of Notes
          -------------------------------------------------------------

Brooklyn, New York, March 31, 2005 - KeySpan Corporation (NYSE: KSE) announced today that it has successfully completed the issuance of $307.2 million in aggregate principal amount of 5.803% 30-year Notes due April 1, 2035. These Notes were issued in exchange for $300.0 million in aggregate principal amount of KeySpan's outstanding 4.90% Notes due May 16, 2008, which were cancelled.

The newly issued 5.803% Notes are registered under the Securities Act of 1933. Citigroup Global Markets Inc. and Wachovia Capital Markets, LLC were the joint bookrunners and lead underwriters for the transaction.

KeySpan Corporation's long-term debt is rated `A' (stable outlook) by Standard & Poor's Ratings Services and `A3' (negative outlook) by Moody's Investors Service.

This press release does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such jurisdiction.

A member of the Standard & Poor's 500 Index, KeySpan Corporation (NYSE:KSE) is the fifth largest distributor of natural gas in the United States and the largest in the Northeast, operating regulated gas utilities in New York, Massachusetts, and New Hampshire that serve 2.6 million customers. These customer-focused businesses are complemented by a portfolio of service companies that offer energy-related products, services, and solutions to homes and businesses. KeySpan is also the largest electric generator in New York State, with approximately 6,600 megawatts of generating capacity that provides power to
1.1 million customers of the Long Island Power Authority (LIPA) on Long Island and supplies approximately 25 percent of New York City's capacity needs. KeySpan also operates LIPA's transmission and distribution system under contract to LIPA. In addition to these assets, KeySpan has strategic investments in pipeline transportation, distribution, storage, and production. KeySpan has headquarters in Brooklyn, New England, and Long Island. For more information, visit KeySpan's web site at www.keyspanenergy.com.


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Certain  statements  contained  herein  are  forward-looking  statements,  which reflect numerous assumptions and estimates and involve a number of risks and uncertainties. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. There are possible developments that could cause our actual
results  to  differ   materially  from  those   forecasted  or  implied  in  the
forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this filing. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that could cause actual results to differ materially are: general economic conditions, especially in the Northeast United States; available sources and costs of fuel; volatility of energy prices in a deregulated market environment as well as in the source of natural gas and fuel used to generate electricity; potential write-down of the carrying value of our investment in certain unregulated subsidiaries and natural gas properties when natural gas prices are depressed or if we have significant downward revisions in our estimated proved gas reserves; federal and state regulatory initiatives that increase competition, threaten cost and investment recovery and impact rate
structure;   our   ability  to   successfully   reduce   our  cost   structures;
implementation of new accounting standards; the degree to which we develop unregulated business ventures, as well as federal and state regulatory policies affecting our ability to retain and operate those business ventures; our ability to identify and make complementary acquisitions, as well as the successful integration of those acquisitions; inflationary trends and interest rates; and risks detailed from time to time in reports and other documents filed by us with the Securities and Exchange Commission.



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